Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amendement No. 1 to the Quarterly Report on Form 10-Q of VoiceServe, Inc., for the Quarter ending September 30, 2010, I, Aron Sandler, Chief Financial Officer of VoiceServe, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of VoiceServe, Inc.

March 1, 2011	By:	/s/ Aron Sandler
Aron Sandler
Chief Financial Officer (Principal Accounting Officer)